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                                   EXHIBIT 5.1

                          [CROUCH & HALLETT LETTERHEAD]

                                  May 14, 1998

Voice Control Systems, Inc.
14140 Midway Road
Suite 100
Dallas, Texas 75244

Ladies and Gentlemen:

         We have acted as counsel to Voice Control Systems, Inc., a Delaware company (the "Company"), in connection with the filing of the Company's Registration Statement on Form S-3 to which this opinion is an Exhibit (the "Registration Statement") with respect to the offer and sale of the shares (the "Shares") of the Company's common stock by certain stockholders (the "Selling Stockholders").

         We are familiar with the corporate action taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal or factual inquiries as we deemed necessary or appropriate for purposes of rendering this opinion.

         We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents.

         On the basis of and in reliance upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions contained herein, we are of the opinion that the Shares when issued will be validly issued, fully paid and non-assessable.

         The opinion set forth above is subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any of the Shares:

         At the time any of the Shares will be offered or sold, (i) the Registration Statement will be effective or such Shares were or will be sold in a transaction exempt from the requirements of the Act and (ii) all applicable "Blue Sky" and state securities laws will have been complied with.

         You have informed us that the Selling Stockholders may sell the Shares from time to time after the date of the Registration Statement, and this opinion is limited to the laws referred to above as in effect on the date hereof.

         This opinion may not be quoted in whole or in part without our prior written consent.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                 Very truly yours,

                                 /s/ CROUCH & HALLETT, L.L.P.